Exhibit 99.4

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to being named as a prospective director of New England Bancshares, Inc. and Enfield Federal Savings and Loan Association in the Proxy Statement/Prospectus included in this Registration Statement on Form S-4 and in all amendments thereto of New England Bancshares, Inc. to which this consent is an exhibit and confirm my consent to serve in such capacity.

By:	/s/ Robert L. Messier, Jr.
Robert L. Messier, Jr.
Dated:	January 11, 2007